Exhibit 10.2.1

G MEDICAL INNOVATIONS HOLDINGS LTD.

SUB-PLAN - ISRAELI RESIDENTS

2016 GLOBAL EQUITY INCENTIVE PLAN

ADOPTED ON DECEMBER 26, 2016

G Medical Innovations Holdings Ltd.

SUB-PLAN — ISRAELI RESIDENTS

2016 GLOBAL EQUITY INCENTIVE PLAN

1. Special Provisions for Persons who are Israeli Residents

1.1 This Sub-Plan (the “Sub-Plan”) to the G Medical Innovations Holdings Ltd. 2016 Global Equity Incentive Plan (the “Plan”), is made and entered effective as of December 26, 2016 (the “Effective Date”).

1.2 The provisions specified hereunder apply only to persons and entities that are Israeli residents for tax purposes with respect to the Award (as defined below).

1.3 This Sub-Plan applies with respect to an Award under the Plan. The purpose of this Sub- Plan is to establish certain rules and limitations applicable to an Award that may be granted under the Plan to Israeli Employees and Israeli Non-Employees (as defined below) from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Sub-Plan, all grants made pursuant to this Sub-Plan shall be governed by the terms of the Plan. This Sub-Plan is applicable only to grants made after the Effective Date. This Sub-Plan complies with, and is subject to the ITO and in particular Section 102 (as defined below).

1.4 The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall govern.

2. Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Sub-Plan:

“Affiliate” means any affiliate that is an “employing company” within the meaning of Section 102(a) of the ITO.

“Award” means, among others, individually or collectively, a grant of Options, Shares, share bonuses, Restricted Share, Restricted Share Units and any other share-based grant, granted under the Plan. For the avoidance of doubt, any Award paid in cash pursuant to the Plan shall not be granted to under this Sub-Plan.

“Award Agreement” means an Option Agreement or a RSU Agreement, as defined in the Plan or any other agreement relating to other types of Award.

“3(i) Award” means an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any individual or entity that is NOT an Israeli Employee.

“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.

“102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Israeli Employee, or being supervised by the Trustee and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.

“Company” means G Medical Innovations Holdings Ltd., a company organized under the laws of the Cayman Islands.

“Controlling Shareholder” as defined under Section 32(9) of the ITO, as amended from time to time.

“Election” means the Company’s election of the type (i.e., between 102 Capital Gains Track and 102 Earned Income Track) of 102 Trustee Grants that it will make under the Sub-Plan, as filed with the ITA.

“Israeli Employee” means any employee of the Company or its Affiliate, and any individual who is serving as Nose Misra - Officer Holder (as such term is defined in the Israeli Companies’ Law, 5759-1999, including directors) of the Company or its Affiliate, but excluding any Controlling Shareholder.

“Israeli Non-Employee” means any individual or an entity providing services to the Company or its Affiliate that is not an Israeli Employee.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 5721- 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, all as may be amended from time to time.

“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) of 2003.

“Non-Trustee Grant” means an Award granted to Israeli Employee pursuant to Section 102(c) of the ITO and is not held in trust or being supervised by a Trustee.

“Participant” means an Israeli Employee and an Israeli Non-Employee

“Required Holding Period” means the requisite period prescribed by Section 102 and the ITO Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Award granted by the Company and the Shares issued upon the exercise or vesting of an Award must be held or supervised by the Trustee for the benefit of the person to whom it was granted. As of the Effective Date, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date the Award is deposited with or under the supervision of the Trustee.

“Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.

“Trustee” means a person or entity designated by the Board to serve as a trustee and/or supervising trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

“Trust Agreement” means the agreement(s) between the Company and/or its Affiliates and the Trustee regarding Awards granted under this Sub-Plan, as in effect from time to time.

3. Types of Grants and Section 102 Election.

3.1 Grants of 102 Trustee Grants, shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it elects to make shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year in which the first 102 Trustee Grant was made pursuant to the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Israeli Employees or 3(i) Awards to Israeli Non-Employees at any time.

3.2 Israeli Employees may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Israeli Non-Employees may be granted only 3(i) Awards under this Sub-Plan.

3.3 No 102 Trustee Grants may be made effective pursuant to this Sub-Plan until the lapse of 30 days after the requisite filings required by the ITO and the ITO Rules have been filed with the ITA.

3.4 The Award Agreement or documents evidencing the Award granted or Shares issued pursuant to the Plan and this Sub-Plan shall indicate whether the Award is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Grant; and, if the Award is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.

4. Terms And Conditions of 102 Trustee Grants.

4.1 The Trustee shall be appointed by the Board to administer each 102 Trustee Grant in accordance with the provisions of Section 102, the ITO Rules and pursuant to the Trust Agreement.

4.2. Each 102 Trustee Grant will be deemed granted on the date the Board has approved such a grant in a written resolution, in accordance with the provisions of Section 102 and the Trust Agreement.

4.3 Each 102 Trustee Grant granted to an Israeli Employee shall be held by, or supervised by, the Trustee and each certificate for Shares issued pursuant to a 102 Trustee Grant shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Israeli Employee, or in the case of a supervising trustee in the name of the Israeli Employee under the supervision of the Trustee, for the Required Holding Period. After the lapse of the Required Holding Period, the Trustee may release such 102 Trustee Grant and/or Shares issued in connection with the 102 Trustee Grant (“Underlying Shares”), or in the case of a supervising trustee end its supervision regarding such 102 Trustee Grants or Underlying Shares and release any consideration received in respect of such 102 Trustee Grants and Underlying Shares; provided that (i) the Trustee has received an acknowledgment from the ITA that the Israeli Employee has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company and/or an Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grant or Underlying Shares held by it or end its supervision regarding such 102 Trustee Grant or Underlying Shares prior to the full payment of the Israeli Employee’s tax liabilities.

4.4 Each 102 Trustee Grant and Underlying Shares (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO Rules, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan or any Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Sub-Plan or any document evidencing a 102 Trustee Grant that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Israeli Employee. The Trustee and the Israeli Employee granted a 102 Trustee Grant shall comply with the provisions of the ITO, and the terms and conditions of the Trust Agreement entered into between the Company, its Affiliate and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the ITO Rules. Further, the Israeli Employee agrees to execute any and all documents which the Company its Affiliate or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.5 During the Required Holding Period, the Israeli Employee shall not release or sell or require the Trustee to release or sell the 102 Trustee Grant and/or Underlying Shares and other rights received subsequently following any realization of rights derived from 102 Trustee Grant or Underlying Shares (including share dividends) to the Israeli Employee or to a third party, as the case may be, unless permitted to do so pursuant to Section 102, the ITO Rules, any applicable law and/or any tax ruling issued by the ITA in connection with this matter. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer the above rights to a designated third party (or in connection with a supervising trustee, the release of consideration received in connection with the 102 Trustee Grant and Underlying Shares), provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the 102 Trustee Grant and/or Underlying Shares have been withheld or remitted to the ITA; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, this Sub-Plan, any applicable agreement and any applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in adverse tax ramifications to the Israeli Employee under Section 102 of the ITO and the ITO Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Israeli Employee.

4.6 In the event a share dividend is declared and/or additional rights are granted with respect to Underlying Shares, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such share dividend and/or rights shall be measured from the commencement of the Required Holding Period for the 102 Trustee Grant with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend relating to 102 Trustee Grant, the Trustee shall transfer the dividend proceeds to the Israeli Employee after deduction of taxes and mandatory payments in compliance with Section 102, the ITO Rules and applicable withholding requirements.

4.7. If an Award which is granted as a 102 Trustee Grant is exercised or vests during the Required Holding Period, the Shares issued upon such exercise or vesting shall be issued in the name of the Trustee for the benefit of the Israeli Employee or in the case of supervising trustee under the supervison of the Trustee. If such Shares are issued after the Required Holding Period has lapsed, the Shares issued upon such exercise or vesting shall, at the election of the Israeli Employee, either (i) be issued in the name of the Trustee or in the case of a supervising trustee in the name of the Israeli Employee under the supervision of the Trustee, or (ii) be transferred to the Israeli Employee directly, provided that the Israeli Employee first complies with all applicable provisions of the Plan and the Sub-Plan and pays all taxes which apply on the Shares or to such transfer of Shares pursuant to Section 102 and the ITO Rules.

4.8. Upon receipt of 102 Trustee Grant, Israeli Employee shall sign an Award Agreement under which the Israeli Employee shall, among others, (i) agree to be subject to the Trust Agreement between the Company, its Affiliate and the Trustee; (ii) declare that he/she understands the provisions of Section 102 and the applicable tax track and approve the tax arrangement applies to the 102 Trustee Grant and the Underlying Shares; and (iii) confirm that he/she shall neither sell nor transfer the 102 Trustee Grant and the Underlying Shares from the Trustee until the lapse of the Required Holding Period.

4.9 To avoid any doubt, notwithstanding anything to the contrary in the Plan, no Award qualifying as a 102 Trustee Grant shall be exchanged for payment in cash or any other form of consideration, including Award or Shares, in the absence of an express approval of the ITA in advance for such substitution.

5. Assignability.

As long as 102 Trustee Grant, including any Underlying Shares, are held by the Trustee on behalf of the Israeli Employee or supervised by the Trustee, all rights of the Israeli Employee over the 102 Trustee Grant and any Underlying Shares are personal, cannot be sold, transferred, assigned, pledged, given as collateral, or mortgaged (other than through a transfer by will or by operation of law), nor may they be subject of an attachment, seizure power of attorney or transfer deed (other than a power of attorney for the purpose of participation in shareholders meetings or voting such Shares) unless Section 102 and/or the ITO Rules and any regulations, rules, orders or procedures promulgated thereunder allow otherwise.

6. Tax Consequences.

6.1 Any tax consequences arising from the grant, exercise or vesting of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) hereunder, including without limitation Israeli social security taxes and health insurance, if applicable, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall be entitled to withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Sub-Plan and the exercise, vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Participant, and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares, and/or (iii) by causing the exercise of Award and/or the sale of Shares held by or on behalf of a Participant, or supervised by the Trustee to cover such liability, up to the amount required to satisfy the applicable statutory withholding requirements. In addition, the Participant will be required to pay any amounts exceeding the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2. The Company shall not be obligated to honor the exercise of any Award by or on behalf of the Participant until all tax consequences (if any) arising from the exercise of such Awards or sale of Shares issued upon exercising the Option are resolved to the full satisfaction of the Company. Without derogating from the above, the Company and/or the Trustee when applicable shall not be required to release any Share certificate to a Participant until all required payments (including tax payments) have been fully made.

6.3. With respect to Non-Trustee Grants, if the Israeli Employee ceases to be employed by the Company or any Affiliate, the Israeli Employee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Non-Trustee Grant and/or Shares issued in connection with such grant to the satisfaction of the Company and/or its Affiliate, all in accordance with the provisions of Section 102 and the ITO Rules.

7. Governing Law and Jurisdiction.

Notwithstanding any other provision of the Plan, with respect to Participants subject to this Sub-Plan, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

8. Securities Laws.

Without derogation from any provisions of the Plan, all grants pursuant to this Sub-Plan shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

9. Coordination with the Plan

9.1. Section 102, the ITO Rules and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended shall apply to grant of Awards under the provisions of the Sub-Plan to an Israeli Employee.

9.2. Section 3(i) of the ITO shall apply to grant of Awards under the provisions of this Sub-Plan to an Israeli Non-Employee.

9.3. The Plan is hereby incorporated by reference and shall be deemed as integral part of this Sub-Plan. Without derogating from the provisions of Section 102 and/or Section 3(i) of the ITO, all the terms and conditions of the Plan shall apply to grant of Awards to Participants.

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